UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aberdeen Chile Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Services

January 9, 2018

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

Re: Aberdeen Chile Fund, Inc.

Dear Shareholder:

Recently the Aberdeen Chile Fund, Inc. announced an extremely important initiative regarding the consolidation of several closed-end funds with the Aberdeen Chile Fund (the “Fund”) and a change to the investment strategy, which is described in the Fund’s proxy statement dated December 27, 2017.   This consolidation project is anticipated to result in several benefits to Fund shareholders including, among others, a lower operating expense ratio, greater secondary market liquidity, better trade execution for shareholders and possible improved premium/discount levels.

Following the consolidation, the Fund will commence a tender offer for its shares. It is expected that assets distributed in the tender offer, together with accrued capital gains to be distributed in 2018, will aggregate up to a maximum distribution of 50%, and not less than 40%, of the net assets of the Fund post-consolidation. For more information about the consolidation and potential benefits, please review the Fund’s proxy statement available at CH Proxy Statement.   In order to proceed with this consolidation, the Fund is required to seek consent from you.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.  Please contact us toll-free at 1-888-288-0951 between 9:00 a.m. and 10:00 p.m. Eastern Standard Time Monday through Friday.  At the time of the call, please reference the number listed below. Please contact us before January 19, 2018.

We appreciate your consideration regarding this matter and look forward to hearing from you.

Sincerely yours,

Christian Pittard

President and Chief Executive Officer of the Fund

SHAREHOLDER ID: 123456789

Aberdeen Chile Fund, Inc.

1735 Market Street, 32nd Floor • Philadelphia, PA 19103

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

ABERDEEN CHILE FUND, INC.

1735 Market Street, 32nd. Floor, Philadelphia, PA 19103

January 10, 2018

Dear Shareholder:

Aberdeen Chile Fund, Inc. recently sent to you proxy materials regarding the upcoming Special Meeting of Shareholders (the “Special Meeting”).  Your important proxy vote is needed on proposals affecting Aberdeen Chile Fund, Inc. The Special Meeting is scheduled to be held on Friday, January 19, 2018 at the offices of Aberdeen Asset Management, 1735 Market Street, 32nd. Floor, Philadelphia, PA 19103 at 10:00 a.m. Eastern Time.

ABERDEEN CHILE FUND, INC’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.  PLEASE TAKE A MOMENT NOW TO CAST YOUR IMPORTANT VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Detailed information about the Special Meeting and the proposals can be found in the proxy statement.   To simplify matters we have included an additional copy of your proxy card(s) for your convenience.  Should you have any questions about the proposals, or about how to vote, please call 1-888-288-0951.

Thank you in advance for your attention to this important matter.

Sincerely,

Christan Pittard

President and Chief Executive Officer of the Fund

Voting is easy. Please take a moment now to cast your vote using one of the voting options listed below:

1. Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2. Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

OBO